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                                                                      Exhibit 23


                        Consent of Independent Auditors


The Board of Directors
Gensis Health Ventures, Inc.:

We consent to incorporation by reference in the registration statement dated September 12, 1996 on Form S-8 (No. 333-11845) for the 1985 Amended and Restated Employee Stock Option Plan and the 1992 Stock Option Plan for Non-Employee Directors of Genesis Health Ventures, Inc., and the registration statement dated September 12, 1996 on Form S-3 (No. 333-11847) for the registration of common shares, of our reports dated November 20, 1996 relating to the consolidated balance sheets of Genesis Health Ventures, Inc. and subsidiaries as of September 30, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 1996 and the related schedule, which reports appear in the September 30, 1996 annual report on Form 10-K of Genesis Health Ventures, Inc.


                                                         KPMG Peat Marwick LLP




Philadelphia, Pennsylvania
December 27, 1996